Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534

Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS SECOND QUARTER 2025 RESULTS

Second Quarter 2025 Highlights
◾
Net sales of $1,089 million

◾
Operating income margin of 17.6%; Adjusted operating income margin of 17.9%

◾
EPS of $2.56; Adjusted EPS of $2.60

◾
Cash flows from operations of $144 million

◾
Returned $169 million to shareholders through dividends and share repurchases

CLEVELAND, Thursday, July 31, 2025 - Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported second quarter 2025 net income of $143.4 million, or diluted earnings per share (EPS) of $2.56, which includes special item after-tax net charges of $2.2 million, or $0.04 EPS. This compares with prior year period net income of $101.7 million, or $1.77 EPS, which included special item after-tax net charges of $32.6 million, or $0.57 EPS. Excluding special items, second quarter 2025 adjusted net income was $145.6 million, or $2.60 adjusted EPS. This compares with adjusted net income of $134.3 million, or $2.34 adjusted EPS, in the prior year period.

Second quarter 2025 sales increased 6.6% to $1,088.7 million reflecting a 2.9% increase in organic sales and 3.0% benefit from acquisitions. Operating income for the second quarter 2025 was $192.1 million, or 17.6% of sales. This compares with operating income of $148.8 million, or 14.6% of sales, in the prior year period. Excluding special items, adjusted operating income was $195.1 million, or 17.9% of sales, as compared with $177.6 million, or 17.4% of sales, in the prior year period.

“I am pleased to report solid second quarter results, which demonstrate how we are effectively managing the business in a dynamic operating environment while positioning for long-term growth and margin expansion,” said Steven B. Hedlund, Chair, President and Chief Executive Officer. “With the progression of the business, our operating agility and strong cash generation, we are well positioned to continue to create value for our shareholders through the cycle.”

Six Months 2025 Summary

Net income for the six months ended June 30, 2025 was $261.9 million, or $4.66 EPS, which includes special item after-tax net charges of $5.6 million, or $0.10 EPS. This compares with prior year period net income of $225.1 million, or $3.91 EPS, which included special item after-tax net charges of $37.8 million, or $0.66 EPS. Excluding special items, adjusted net income for the six months ended June 30, 2025 was $267.5 million, or $4.76 EPS. This compares with adjusted net income of $262.9 million, or $4.57 adjusted EPS, in the prior year period.

Sales increased 4.5% to $2,093.1 million in the six months ended June 30, 2025 primarily reflecting a 0.8% increase in organic sales and 3.9% benefit from acquisitions. Operating income for the six months ended June 30, 2025 was $357.1 million, or 17.1% of sales. This compares with operating income of $313.9 million, or 15.7% of sales, in the prior year period. Excluding special items, adjusted operating income was $364.6 million, or 17.4% of sales, as compared with $349.0 million, or 17.4% of sales, in the prior year period.

Other Matters

The Company has entered into an agreement to acquire the remaining 65% of Alloy Steel Australia (Int) Pty Ltd. (“Alloy Steel”), for approximately $90 million, which is expected to close on August 1, 2025, subject to the satisfaction of customary closing conditions. This transaction will result in the full ownership of Alloy Steel following the Company’s April 1, 2025, acquisition of a 35% ownership interest. Alloy Steel supplies proprietary technology, engineering services and digital monitoring to the mining sector. Alloy Steel has annual revenues of approximately $50 million and their results will be reported in the International Welding segment. The acquisition is expected to be accretive to Company earnings, excluding transaction costs, at approximately $0.13 to $0.15 per diluted common share on an annual basis.

LINCOLN ELECTRIC REPORTS SECOND QUARTER 2025 RESULTS

Webcast Information

A conference call to discuss second quarter 2025 financial results will be webcast live today, July 31, 2025, at 10:00 a.m., Eastern Time. Those interested in participating via webcast in listen-only mode can access the event here or on the Company's Investor Relations home page at https://ir.lincolnelectric.com. For participants who would like to participate via telephone, please dial (888) 440-4368 (domestic) or (646) 960-0856 (international) and use confirmation code 6709091. A replay of the earnings call will be available via webcast on the Company's website.

About Lincoln Electric

Lincoln Electric is the world leader in the engineering, design, and manufacturing of advanced arc welding solutions, automated joining, assembly and cutting systems, plasma and oxy-fuel cutting equipment, and has a leading global position in brazing and soldering alloys. Lincoln is recognized as the Welding Expert™ for its leading materials science, software development, automation engineering, and application expertise, which advance customers’ fabrication capabilities to help them build a better world. Headquartered in Cleveland, Ohio, Lincoln operates 71 manufacturing and automation system integration locations across 20 countries and maintains a worldwide network of distributors and sales offices serving customers in over 160 countries. For more information about Lincoln Electric and its products and services, visit the Company’s website at https://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, adjusted net income, adjusted EBIT, adjusted effective tax rate, adjusted diluted earnings per share (“adjusted EPS”), Organic sales, Cash conversion, adjusted net operating profit after taxes and adjusted return on invested capital (“adjusted ROIC”) are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic, financial and market conditions; the effectiveness of commercial and operating initiatives; the effectiveness of information systems and cybersecurity programs; presence of artificial intelligence technologies; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; the Company’s ability to complete acquisitions, including the Company’s ability to successfully integrate acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; the effects of changes in tax law, including any changes from the new legislation implemented in the One Big Beautiful Bill Act; tariff rates in the countries where the Company conducts business; and the possible effects of events beyond our control, including but not limited to, the ongoing geopolitical conflicts, political unrest, acts of terror, natural disasters and pandemics on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and on Form 10-Q for the quarter ended March 31, 2025.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Income

					Fav (Unfav) to
	Three Months Ended June 30,				Prior Year
	2025	% of Sales	2024	% of Sales	$	%
Net sales	$1,088,673	100.0%	$1,021,683	100.0%	$66,990	6.6%
Cost of goods sold	683,126	62.7%	637,870	62.4%	(45,256)	(7.1)%
Gross profit	405,547	37.3%	383,813	37.6%	21,734	5.7%
Selling, general & administrative expenses	210,861	19.4%	208,485	20.4%	(2,376)	(1.1)%
Rationalization and asset impairment charges	2,542	0.2%	26,490	2.6%	23,948	90.4%
Operating income	192,144	17.6%	148,838	14.6%	43,306	29.1%
Interest expense, net	12,619	1.2%	10,661	1.0%	(1,958)	(18.4)%
Other income (expense)	4,034	0.4%	(1,553)	(0.2)%	5,587	359.8%
Income before income taxes	183,559	16.9%	136,624	13.4%	46,935	34.4%
Income taxes	40,163	3.7%	34,916	3.4%	(5,247)	(15.0)%
Effective tax rate	21.9%		25.6%		3.7%
Net income	$143,396	13.2%	$101,708	10.0%	$41,688	41.0%

Basic earnings per share	$2.58		$1.79		$0.79	44.1%
Diluted earnings per share	$2.56		$1.77		$0.79	44.6%
Weighted average shares (basic)	55,545		56,816
Weighted average shares (diluted)	55,968		57,366

					Fav (Unfav) to
	Six Months Ended June 30,				Prior Year
	2025	% of Sales	2024	% of Sales	$	%
Net sales	$2,093,061	100.0%	$2,002,880	100.0%	$90,181	4.5%
Cost of goods sold	1,322,066	63.2%	1,250,668	62.4%	(71,398)	(5.7)%
Gross profit	770,995	36.8%	752,212	37.6%	18,783	2.5%
Selling, general & administrative expenses	407,526	19.5%	407,232	20.3%	(294)	(0.1)%
Rationalization and asset impairment charges	6,407	0.3%	31,095	1.6%	24,688	79.4%
Operating income	357,062	17.1%	313,885	15.7%	43,177	13.8%
Interest expense, net	24,746	1.2%	19,440	1.0%	(5,306)	(27.3)%
Other income	4,478	0.2%	709	—	3,769	531.6%
Income before income taxes	336,794	16.1%	295,154	14.7%	41,640	14.1%
Income taxes	74,911	3.6%	70,031	3.5%	(4,880)	(7.0)%
Effective tax rate	22.2%		23.7%		1.5%
Net income	$261,883	12.5%	$225,123	11.2%	$36,760	16.3%

Basic earnings per share	$4.69		$3.96		$0.73	18.4%
Diluted earnings per share	$4.66		$3.91		$0.75	19.2%
Weighted average shares (basic)	55,801		56,841
Weighted average shares (diluted)	56,242		57,505

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands)

(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	June 30, 2025	December 31, 2024
Cash and cash equivalents	$299,481	$377,262
Accounts receivable, net	554,277	481,979
Inventories	621,440	544,037
Total current assets	1,725,226	1,645,281
Property, plant and equipment, net	660,672	619,181
Total assets	3,727,369	3,520,142
Trade accounts payable	375,833	296,590
Total current liabilities (1)	1,025,239	878,802
Long-term debt, less current portion	1,150,395	1,150,551
Total equity	1,379,613	1,327,433

Operating Working Capital	June 30, 2025	December 31, 2024
Average operating working capital to Net sales (2)	18.4%	16.9%

Invested Capital	June 30, 2025	December 31, 2024
Short-term debt (1)	$105,323	$110,524
Long-term debt, less current portion	1,150,395	1,150,551
Total debt	1,255,718	1,261,075
Total equity	1,379,613	1,327,433
Invested capital	$2,635,331	$2,588,508

Total debt / invested capital	47.6%	48.7%

(1)	Includes current portion of long-term debt.
(2)

Average operating working capital to Net sales is defined as the sum of Accounts receivable, Inventories and contract assets less Trade accounts payable and contract liabilities as of period end divided by annualized rolling three months of Net sales.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

 Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating income as reported	$192,144	$148,838	$357,062	$313,885
Special items (pre-tax):
Rationalization and asset impairment charges (2)	2,542	26,490	6,407	31,095
Acquisition transaction costs (3)	429	2,182	1,231	3,944
Amortization of step up in value of acquired inventories (4)	—	112	(140)	112
Adjusted operating income (1)	$195,115	$177,622	$364,560	$349,036
As a percent of net sales	17.9%	17.4%	17.4%	17.4%

Net income as reported	$143,396	$101,708	$261,883	$225,123
Special items:
Rationalization and asset impairment charges (2)	2,542	26,490	6,407	31,095
Acquisition transaction costs (3)	429	2,182	1,231	3,944
Amortization of step up in value of acquired inventories (4)	—	112	(140)	112
Loss on asset disposal (5)	—	4,950	—	4,950
Tax effect of Special items (6)	(755)	(1,182)	(1,913)	(2,308)
Adjusted net income (1)	145,612	134,260	267,468	262,916
Interest expense, net	12,619	10,661	24,746	19,440
Income taxes as reported	40,163	34,916	74,911	70,031
Tax effect of Special items (6)	755	1,182	1,913	2,308
Adjusted EBIT (1)	$199,149	$181,019	$369,038	$354,695

Effective tax rate as reported	21.9%	25.6%	22.2%	23.7%
Net special item tax impact	0.0%	(4.4)%	0.1%	(2.1)%
Adjusted effective tax rate (1)	21.9%	21.2%	22.3%	21.6%

Diluted earnings per share as reported	$2.56	$1.77	$4.66	$3.91
Special items per share	0.04	0.57	0.10	0.66
Adjusted diluted earnings per share (1)	$2.60	$2.34	$4.76	$4.57

Weighted average shares (diluted)	55,968	57,366	56,242	57,505

(1)	Adjusted operating income, adjusted net income, adjusted EBIT, adjusted effective tax rate and adjusted diluted EPS are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)

2025 charges primarily relate to rationalization plans initiated in Americas Welding and International Welding. 2024 charges primarily relate to rationalization plans initiated within International Welding and the Harris Products Group.

(3) Transaction costs related to acquisitions which are included in Selling, general & administrative expenses.

(4)	Costs related to acquisitions which are included in Cost of goods sold.
(5)	Loss on asset disposal included in Other income (expense).
(6)

Includes the net tax impact of Special items recorded during the respective periods. The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

 Non-GAAP Financial Measures

	Twelve Months Ended June 30,
Return on Invested Capital	2025	2024
Net income as reported	$502,868	$511,110
Plus: Interest expense (after-tax)	42,688	36,607
Less: Interest income (after-tax)	6,636	7,654
Net operating profit after taxes	$538,920	$540,063
Special Items:
Rationalization and asset impairment charges	31,172	16,237
Acquisition transaction costs	4,332	3,944
Pension settlement charges	3,792	845
Amortization of step up in value of acquired inventories	4,771	4,964
Loss on asset disposal	—	4,950
Tax effect of Special items (2)	(11,118)	2,357
Adjusted net operating profit after taxes (1)	$571,869	$573,360

Invested Capital	June 30, 2025	June 30, 2024
Short-term debt	$105,323	$6,254
Long-term debt, less current portion	1,150,395	1,098,430
Total debt	1,255,718	1,104,684
Total equity	1,379,613	1,312,906
Invested capital	$2,635,331	$2,417,590

Return on invested capital as reported	20.4%	22.3%
Adjusted return on invested capital (1)	21.7%	23.7%

(1)	Adjusted net operating profit after taxes and adjusted ROIC are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)

Includes the net tax impact of Special items recorded during the respective periods. The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended June 30,
	2025	2024
OPERATING ACTIVITIES:
Net income	$143,396	$101,708
Adjustments to reconcile Net income to Net cash provided by operating activities:
Rationalization and asset impairment net charges	675	23,687
Depreciation and amortization	24,462	20,865
Other non-cash items, net	(17,715)	4,589
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(18,100)	(4,881)
Increase in inventories	(27,481)	(18,210)
Increase in other current assets	(5,465)	(8,484)
Decrease in trade accounts payable	3,208	24,999
Decrease in other current liabilities	47,373	3,029
Net change in other long-term assets and liabilities	(6,525)	23,385
NET CASH PROVIDED BY OPERATING ACTIVITIES	143,828	170,687

INVESTING ACTIVITIES:
Capital expenditures	(25,443)	(23,139)
Acquisition of businesses, net of cash acquired	(32,309)	(152,654)
Proceeds from sale of property, plant and equipment	585	987
NET CASH USED BY INVESTING ACTIVITIES	(57,167)	(174,806)

FINANCING ACTIVITIES:
Payments on short-term borrowings	(4,302)	(2,594)
Proceeds from long-term borrowings	—	400,000
Payments on long-term borrowings	—	(400,170)
Proceeds from exercise of stock options	140	543
Purchase of shares for treasury	(127,130)	(50,415)
Cash dividends paid to shareholders	(41,929)	(40,416)
NET CASH USED BY FINANCING ACTIVITIES	(173,221)	(93,052)

Effect of exchange rate changes on Cash and cash equivalents	(8,664)	(5,135)
DECREASE IN CASH AND CASH EQUIVALENTS	(95,224)	(102,306)
Cash and cash equivalents at beginning of period	394,705	374,978
Cash and cash equivalents at end of period	$299,481	$272,672

Cash dividends paid per share	$0.75	$0.71

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2025	2024
OPERATING ACTIVITIES:
Net income	$261,883	$225,123
Adjustments to reconcile Net income to Net cash provided by operating activities:
Rationalization and asset impairment net charges	675	23,751
Depreciation and amortization	48,246	42,451
Other non-cash items, net	(14,919)	16,535
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(52,208)	(14,484)
Increase in inventories	(47,648)	(27,626)
Increase in other current assets	(3,408)	(5,153)
Increase in trade accounts payable	68,092	28,956
Increase (decrease) in other current liabilities	68,579	(5,092)
Net change in other long-term assets and liabilities	229	19,520
NET CASH PROVIDED BY OPERATING ACTIVITIES	329,521	303,981

INVESTING ACTIVITIES:
Capital expenditures	(52,392)	(49,395)
Acquisition of businesses, net of cash acquired	(32,309)	(152,654)
Proceeds from sale of property, plant and equipment	5,231	1,303
NET CASH USED BY INVESTING ACTIVITIES	(79,470)	(200,746)

FINANCING ACTIVITIES:
Payments on short-term borrowings	(5,206)	(578)
Proceeds from long-term borrowings	—	400,000
Payments on long-term borrowings	(169)	(400,339)
Proceeds from exercise of stock options	6,394	24,981
Purchase of shares for treasury	(233,824)	(160,820)
Cash dividends paid to shareholders	(84,904)	(81,696)
NET CASH USED BY FINANCING ACTIVITIES	(317,709)	(218,452)

Effect of exchange rate changes on Cash and cash equivalents	(10,123)	(5,898)
DECREASE IN CASH AND CASH EQUIVALENTS	(77,781)	(121,115)
Cash and cash equivalents at beginning of period	377,262	393,787
Cash and cash equivalents at end of period	$299,481	$272,672

Cash dividends paid per share	$1.50	$1.42

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	Americas	International	The Harris	Corporate /
	Welding	Welding	Products Group	Eliminations	Consolidated
Three months ended June 30, 2025
Net sales	$696,730	$232,824	$159,119	$—	$1,088,673
Inter-segment sales	43,391	7,641	5,110	(56,142)	—
Total sales	$740,121	$240,465	$164,229	$(56,142)	$1,088,673

Net income					$143,396
As a percent of total sales					13.2%

EBIT (1)	$137,010	$28,999	$31,798	$(1,629)	$196,178
As a percent of total sales	18.5%	12.1%	19.4%		18.0%
Special items charges (3)	905	1,551	86	429	2,971
Adjusted EBIT (2)	$137,915	$30,550	$31,884	$(1,200)	$199,149
As a percent of total sales	18.6%	12.7%	19.4%		18.3%

Three months ended June 30, 2024
Net sales	$648,936	$238,758	$133,989	$—	$1,021,683
Inter-segment sales	37,800	8,849	3,272	(49,921)	—
Total sales	$686,736	$247,607	$137,261	$(49,921)	$1,021,683

Net income					$101,708
As a percent of total sales					10%

EBIT (1)	$136,297	$(5,525)	$25,063	$(8,550)	$147,285
As a percent of total sales	19.8%	(2.2)%	18.3%		14.4%
Special items charges (4)	354	31,234	(140)	2,286	33,734
Adjusted EBIT (2)	$136,651	$25,709	$24,923	$(6,264)	$181,019
As a percent of total sales	19.9%	10.4%	18.2%		17.7%

(1)	EBIT is defined as Operating income plus Other income.
(2)	The primary profit measure used by management to assess segment performance is adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive adjusted EBIT.
(3)

Special items in 2025 primarily reflect Rationalization and asset impairments net charges of $905 in Americas Welding, $1,551 in International Welding and $86 in Harris Products Group, as well as acquisition transaction costs of $429 in Corporate/Eliminations.

(4)

Special items in 2024 primarily reflect rationalization net charges of $26,284 in International Welding, primarily due to the impact of the Company’s disposition of its Russian entity, a loss on asset disposal of $4,950 recorded to Other income (expense) in International Welding, and acquisition transaction costs of $2,182 in Corporate/Eliminations

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	Americas	International	The Harris	Corporate /
	Welding	Welding	Products Group	Eliminations	Consolidated
Six months ended June 30, 2025
Net sales	$1,349,837	$451,885	$291,339	$—	$2,093,061
Inter-segment sales	73,763	14,473	9,094	(97,330)	—
Total sales	$1,423,600	$466,358	$300,433	$(97,330)	$2,093,061

Net income					$261,883
As a percent of total sales					12.5%

EBIT (1)	$259,073	$50,599	$55,949	$(4,081)	$361,540
As a percent of total sales	18.2%	10.8%	18.6%		17.3%
Special items charges (3)	3,040	2,963	264	1,231	7,498
Adjusted EBIT (2)	$262,113	$53,562	$56,213	$(2,850)	$369,038
As a percent of total sales	18.4%	11.5%	18.7%		17.6%

Six months ended June 30, 2024
Net sales	$1,273,035	$474,519	$255,326	$—	$2,002,880
Inter-segment sales	67,778	17,257	6,365	(91,400)	—
Total sales	$1,340,813	$491,776	$261,691	$(91,400)	$2,002,880

Net income					$225,123
As a percent of total sales					11.2%

EBIT (1)	$272,396	$19,182	$43,406	$(20,390)	$314,594
As a percent of total sales	20.3%	3.9%	16.6%		15.7%
Special items charges (4)	354	34,304	1,396	4,047	40,101
Adjusted EBIT (2)	$272,750	$53,486	$44,802	$(16,343)	$354,695
As a percent of total sales	20.3%	10.9%	17.1%		17.7%

(1)	EBIT is defined as Operating income plus Other income.
(2)	The primary profit measure used by management to assess segment performance is adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive adjusted EBIT.
(3)

Special items in 2025 primarily reflect Rationalization and asset impairments net charges of $3,040 in Americas Welding, $3,103 in International Welding and $264 in Harris Products Group, as well as acquisition transaction costs of $1,231 in Corporate/Eliminations.

(4)

Special items in 2024 primarily reflect rationalization net charges of $29,354 in International Welding, primarily due to the impact of the Company’s disposition of its Russian entity, and $1,396 in the Harris Products Group, a loss on asset disposal of $4,950 recorded to Other income (expense) in International Welding, and acquisition transaction costs of $3,944 in Corporate/Eliminations.

Lincoln Electric Holdings, Inc.

Change in Net Sales by Segment

(In thousands)

(Unaudited)

Three Months Ended June 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2024	Volume	Price	Acquisitions	Exchange	2025
Operating Segments
Americas Welding	$648,936	$(22,346)	$42,265	$30,192	$(2,317)	$696,730
International Welding	238,758	(16,172)	852	315	9,071	232,824
The Harris Products Group	133,989	14,671	9,858	—	601	159,119
Consolidated	$1,021,683	$(23,847)	$52,975	$30,507	$7,355	$1,088,673

% Change
Americas Welding		(3.4)%	6.5%	4.7%	(0.4)%	7.4%
International Welding		(6.8)%	0.4%	0.1%	3.8%	(2.5)%
The Harris Products Group		11.0%	7.4%	—	0.4%	18.8%
Consolidated		(2.3)%	5.2%	3.0%	0.7%	6.6%

Six Months Ended June 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2024	Volume	Price	Acquisitions	Exchange	2025
Operating Segments
Americas Welding	$1,273,035	$(47,086)	$55,634	$77,519	$(9,265)	$1,349,837
International Welding	474,519	(29,820)	1,680	1,130	4,376	451,885
The Harris Products Group	255,326	15,458	21,392	—	(837)	291,339
Consolidated	$2,002,880	$(61,448)	$78,706	$78,649	$(5,726)	$2,093,061

% Change
Americas Welding		(3.7)%	4.4%	6.1%	(0.8)%	6.0%
International Welding		(6.3)%	0.4%	0.2%	0.9%	(4.8)%
The Harris Products Group		6.1%	8.4%	—	(0.4)%	14.1%
Consolidated		(3.1)%	3.9%	3.9%	(0.2)%	4.5%